                                                                     EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           CULLEN/FROST BANKERS, INC.

                                   ARTICLE ONE

         Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and such restated articles of incorporation contain no change in any provision thereof.

                                   ARTICLE TWO

         The restated articles of incorporation were adopted by resolution of the board of directors of the corporation on the 29th day of August, 2000.

                                  ARTICLE THREE

         The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof:

         ARTICLE ONE:      The name of the corporation is Cullen/Frost Bankers,
                           Inc.

         ARTICLE TWO:      The period of its duration is perpetual.

         ARTICLE THREE:    The purpose for which the corporation is organized is
                           the transaction of any or all lawful business.

         ARTICLE FOUR:     The aggregate number of shares the corporation shall
                           have authority to issue and the par value per share are as follows:

                Number           Par Value
 Class         of Shares         per share
 -----         ---------         ---------
 Common        90,000,000          $0.01
 Preferred     10,000,000          $0.01

         The corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of its unrestricted capital surplus and unrestricted reduction surplus available therefor.

         PREFERRED SHARES: Authority is expressly vested in the Board of Directors to divide the preferred shares into series and, within the following limitations, to fix and determine the relative rights and preferences of the shares of any series so established and to provide for the issuance thereof. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of preferred stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

         1.       The rate of dividend.

         2. The price at and the terms and conditions on which shares may be redeemed.

         3. The amount payable upon shares in event of involuntary liquidation.

         4. The amount payable upon shares in event of voluntary liquidation.

         5. Sinking fund provisions for the redemption or purchase of shares.

         6. The terms and conditions on which shares may be converted, if the shares of any series are issued with privilege of conversion.

         7.       Voting rights.

         Such series may have such other variations as may be permitted now or in the future under the laws of the State of Texas.

         Prior to the issuance of any shares of a series of preferred stock, the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the relative rights and preferences thereof, to the extent that variations are permitted by the provisions hereof.

         COMMON SHARES: The holder of the common shares shall, to the exclusion of the holders of any class of stock of the corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except (i) as otherwise provided in the statement of serial designation for a particular series of preferred shares, and (ii) as otherwise expressly provided by the then existing statutes of the State of Texas. The holders of common shares shall have one vote for each share of common stock held by them.

         Subject to the provisions of the statement of serial designation for series of preferred shares, the holders of shares of common stock shall be entitled to receive dividends, if, when and as declared by the Board of Directors out of funds legally available therefor and to the net assets remaining after payment of all liabilities upon voluntary or involuntary liquidation of the corporation.

         ARTICLE FIVE: The corporation has heretofore complied with the requirements of law as to the initial minimum capital without which it could not commence business under the Texas Business Corporation Act.

         ARTICLE SIX: The street address of the corporation's registered office is 100 W. Houston Street, San Antonio, Texas, 78205, and the name of its registered agent at such address is Stan McCormick.

         ARTICLE SEVEN: The current number of directors constituting the Board of Directors is twenty-one and the names and addresses of the persons who are currently serving as Directors until the next annual meeting of shareholders or until their successors are elected and qualified are:

                  Name                      Address
                  ----                      -------
         Alexander, R. Denny                4200 S. Hulen, Suite 617
                                            Fort Worth, Texas  76109

         Arnold Jr., Isaac                  601 Jefferson, Suite 4010
                                            Houston, Texas  77002

         Caldwell, Royce S.                 175 East Houston Street
                                            San Antonio, Texas  78205

         Cardenas, Ruben R.                 100 S. Bicentennial
                                            McAllen, Texas  78501-7050

         Catto Jr., Henry E.                110 East Crockett
                                            San Antonio, Texas  78205

         Coleman, Bob W.                    402 Nueva
                                            San Antonio, Texas  78207

         Cullen, Harry H.                   601 Jefferson
                                            Houston, Texas  77002

         Dawson Sr., Eugene H.              555 East Ramsey
                                            San Antonio, Texas  78216

                  Name                      Address
                  ----                      -------
         Edwards, Cass O.                   4200 S. Hulen, Suite 614
                                            Fort Worth, Texas  76109

         Escobedo, Ruben M.                 745 E. Mulberry, Suite 777
                                            San Antonio, Texas  78212

         Evans Jr., Richard W.              100 West Houston Street
                                            San Antonio, Texas  78205

         Frost, Patrick B.                  100 West Houston Street
                                            San Antonio, Texas  78205

         Frost, T. C.                       100 West Houston Street
                                            San Antonio, Texas  78205

         Fulton, Joe R.                     5656 Staples Street, Suite 100
                                            Corpus Christi, Texas  78411

         Gorman Jr., James W.               4040 Broadway, Suite 615
                                            San Antonio, Texas  78209

         Hayne, James L.                    110 East Crockett
                                            San Antonio, Texas  78205

         Kleberg III, Richard M.            1250 N. E. Loop 410
                                            San Antonio, Texas  78209

         McClane, Robert S.                 100 West Houston Street, Suite 1616
                                            San Antonio, Texas  78205

         Steen, Ida Clement                 601 Garraty
                                            San Antonio, Texas  78209

         Wilkins Jr., Horace                111 Soledad, Suite 1605
                                            San Antonio, Texas  78205

         Williamson, Mary Beth              303 Parkhill
                                            San Antonio, Texas  78212

         ARTICLE EIGHT: The names and address of the incorporators are:
(omitted)

         ARTICLE NINE: At each election of the Board of Directors of the corporation, each shareholder of the corporation entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of Directors or for any other purpose.

         ARTICLE TEN: No shareholder of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any part of any shares which the corporation shall have authority to issue, or shares thereof held in the Treasury of the corporation, or securities convertible into shares, whether issued for cash or other consideration, or by way of dividend or otherwise.

         ARTICLE ELEVEN: To the fullest extent not prohibited by law, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for: (1) a breach of a director's duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (4) an act or omission for which the liability of a director is expressly provided for by statute; or (5) an act related to an unlawful stock repurchase or payment of a dividend.

         DATED this 29th day of August, 2000.

                                CULLEN/FROST BANKERS, INC.



                                By:    /s/ Richard W. Evans, Jr.
                                       ----------------------------------------
                                Name:  Richard W. Evans, Jr.
                                       ----------------------------------------
                                Title: Chairman and Chief Executive Officer
                                       -----------------------------------------


                                By:    /s/ Stan McCormick
                                       -----------------------------------------
                                Name:  Stan McCormick
                                       -----------------------------------------
                                Title: Senior Vice President Corporate Secretary
                                       -----------------------------------------

                                   RESOLUTION

                           CULLEN/FROST BANKERS, INC.

                       RESTATED ARTICLES OF INCORPORATION

         WHEREAS, the Board of Directors deems it to be in the best interest of the Company to restate the Company's Articles of Incorporation to include the original Articles of Incorporation and all amendments thereto that have been filed with the Texas Secretary of State.

         NOW, THEREFORE, BE IT

         RESOLVED, that the Restated Articles of Incorporation ("Restated Articles") of the Company, in the form presented to each Director, are hereby in all respects approved; that the President and any Vice President of the Company, or any of them, are hereby authorized, for and on behalf of the Company to execute and deliver the Restated Articles substantially in the form presented to the Directors, with such changes therein or additions thereto as the officers executing the same shall approve, such approval to be conclusively evidenced by such execution; and

         FURTHER RESOLVED, that in addition to and without limiting in any manner the authority granted by the foregoing resolution, the appropriate officers of the Company be, and they hereby are, authorized, empowered and directed, for and in the name of and on behalf of the Company, to take or cause to be taken all such further action, to do and perform all such acts and things, and to execute and deliver, or cause to be executed and delivered, all such further documents and instruments of any type or description, all of which as may be, or may be deemed to be, necessary or advisable or desirable to effect the purpose and intent of the foregoing resolution, the necessity, advisability, desirability and propriety of which shall be conclusively evidenced by such appropriate officers taking, or causing to be taken, any such action, or executing and/or delivering, or causing to be executed and/or delivered, any such documents and instruments, and all action of any nature whatsoever taken by such officers in connection with the subjects of the foregoing resolution be, and the same hereby are, authorized, approved, ratified and confirmed in all respects.

                         [signatures on following pages]

Cullen/Frost Bankers, Inc.
Consent of the Board of Directors
Page 2

                         Date effective August 29, 2000

/s/ R. Denny Alexander
-------------------------
R. Denny Alexander

/s/ Isaac Arnold, Jr.
-------------------------
Isaac Arnold, Jr.

/s/ Royce S. Caldwell
-------------------------
Royce S. Caldwell

/s/ Ruben R. Cardenas
-------------------------
Ruben R. Cardenas

/s/ Henry E. Catto, Jr.
-------------------------
Henry E. Catto, Jr.

/s/ Bob W. Coleman
-------------------------
Bob W. Coleman

/s/ Harry H. Cullen
-------------------------
Harry H. Cullen

/s/ Eugene H. Dawson, Sr.
-------------------------
Eugene H. Dawson, Sr.

/s/ Cass O. Edwards
-------------------------
Cass O. Edwards

/s/ Ruben M. Escobedo
-------------------------
Ruben M. Escobedo

/s/ Richard W. Evans, Jr.
-------------------------
Richard W. Evans, Jr.

/s/ Patrick B. Frost
-------------------------
Patrick B. Frost

/s/ T. C. Frost
-------------------------
T. C. Frost

/s/ Joe R. Fulton
-------------------------
Joe R. Fulton

Cullen/Frost Bankers, Inc.
Consent of the Board of Directors
Page 3



/s/ James W. Gorman, Jr.
-------------------------
James W. Gorman, Jr.

/s/ James L. Hayne
-------------------------
James L. Hayne

/s/ Richard M. Kleberg III
-------------------------
Richard M. Kleberg III

/s/ Robert S. McClane
-------------------------
Robert S. McClane

/s/ Ida Clement Steen
-------------------------
Ida Clement Steen

/s/ Horace Wilkins, Jr.
-------------------------
Horace Wilkins, Jr.

/s/ Mary Beth Williamson
-------------------------
Mary Beth Williamson

BEING ALL OF THE DIRECTORS